Exhibit 99.1

Plymouth Industrial REIT Completes UPREIT Transaction for Multi-Tenant Industrial Property in Cincinnati for $24.8 Million

BOSTON—(October 18, 2018) Plymouth Industrial REIT, Inc. (NYSE American: PLYM) announced that it has completed the previously announced acquisition of a 1.1 million-square-foot multi-tenant, Class B industrial property in the greater Cincinnati, Ohio market for total consideration of $24.8 million. The acquisition is projected to provide an initial yield of 8.5%. Plymouth funded the transaction with the issuance of approximately $10.8 million in operating partnership units priced at $17.00 per unit and the assumption of approximately $14 million of existing mortgage debt secured by the property.

Jeff Witherell, Chairman and CEO of Plymouth Industrial REIT, noted, “This acquisition is our second UPREIT transaction and represents our ability to grow our portfolio in a prudent and meaningful way. Issuing equity units in this manner is an efficient method to enhance our balance sheet. We continue to have significant interest from property owners in discussing potential UPREIT transactions with us.”

Located on 103 acres, Fisher Park is 92% leased to 12 tenants and represents Plymouth’s second UPREIT-structured transaction. Major tenants include Gardens Alive!, a mail-order company devoted to gardening supplies and solutions; Common Wealth Inc., a logistics services company; and Duefol, an industrial packaging company.

Pendleton White, President and Chief Investment Officer, added, “We are excited to more than double our presence in this market with a property that significantly diversifies our tenant base, presents multiple industrial uses and provides future development potential with over 40 additional acres. Fisher Park is rail-served by CSX and over 400,000 square feet is crane-served as well, making it one of the more unique properties in our portfolio. The well-balanced lease rollover schedule, combined with sizable bolt-down investments by several tenants and access to skilled labor, will positively impact our exposure in Cincinnati.”

About Plymouth

Plymouth Industrial REIT, Inc. is a vertically integrated and self-managed real estate investment trust focused on the acquisition and operation of single and multi-tenant industrial properties located in secondary and select primary markets across the United States. The Company seeks to acquire properties that provide income and growth that enable the Company to leverage its real estate operating expertise to enhance shareholder value through active asset management, prudent property re-positioning and disciplined capital deployment.

Forward-Looking Statements

This press release includes “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statement, many of which may be beyond our control. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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Contact:
Tripp Sullivan
SCR Partners
(615) 760-1104
TSullivan@scr-ir.com